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                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT
                PURSUANT TO SECTION 13 or 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



Date of Report                 December 21, 1999
                           -------------------------


                    VEREX LABORATORIES, INC.
       ----------------------------------------------------
      (Exact name of registrant as specified in its charter)



             Colorado                   0-11232         84-0850695
        ---------------------------   ----------     ----------------
        State or other jurisdiction   Commission     (I.R.S. Employer
        of incorporation              File Number     Identification No.)



  14 Inverness Drive, Littleton, Colorado               80127
  --------------------------------------------------------------
 (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code   (303) 978-1475
                                                     --------------


                                N/A
   -----------------------------------------------------------
  (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------
     On December 21, 1999, James M. Dunn, M.D., President, his wife, Carolyn Dunn, James B. Petre and Mark Banister, directors of Registrant and Jerry R. Dunn, bother of James M. Dunn, M.D signed letters of intent with PR Pharmaeuticals, Inc. of Ft. Collins, Colorado relating to a proposed sale of a total of 52.85% of the outstanding common stock of the Registrant, on a fully diluted basis. The letters of intent terminate on January 31, 2000 if dfinitive agreements have not been executed. For futher details of the letters of intent see the Press Release of December 23, 1999 attached hereto.

Item 7.  Financial Statements and Exhibits
------------------------------------------
      (c)   Exhibits.

           1.  Press Release of December 23, 1999

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)                    VEREX LABORATORIES, INC.



(Date)                          December 20, 1999
BY(Signature)                   /s/ James M. Dunn, M.D.
(Name and Title)                James M. Dunn, M.D.
                                President



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VEREX LABORATORIES, INC. AND PR PHARMACEUTICALS, INC. ANNOUNCE
THE PROPOSED SALE OF A MAJORITY INTEREST IN VEREX FROM CERTAIN
SHAREHOLDERS AND DIRECTORS TO PR PHARMACEUTICALS, INC.
Englewood and Fort Collins, Colorado December 23,1999 - Verex Laboratories, Inc. (OTCBB: VRXL) and PR Pharmaceuticals, Inc., a privately held pharmaceuticals company specializing in drug delivery systems, announced today that certain of the shareholders and directors of Verex, owing an aggregate of 52.95% of the outstanding shares of Verex, on a fully diluted basis, have entered into non-binding letters of intent to sell their respective interests in Verex to PR Pharmaceuticals in exchange for shares of PR Pharmaceuticals common stock. Upon signing the letters of intent, PR Pharmaceuticals agreed to loan up to $30,000, due January 31, 2000, to Verex for current operating expenses.

The selling shareholders of Verex common stock and options include James M. Dunn, M.D., Carolyn K. Dunn, Jerry R. Dunn, James B. Petre, Birklea, Ltd., and Glyn Mills. Dr. James Dunn, Carolyn Dunn, James Petre, and Mark Banister, who is an affiliate of Birklea, Ltd. and Glyn Mills, are directors of Verex and own an aggregate of 50.83% of Verex's outstanding common stock, on a fully diluted basis.

The proposed exchange ratio will be 15 shares of Verex common stock for each share of PR Pharmaceuticals common stock. In addition, a letter of intent anticipates that Dr. Dunn and Mr. Petre will enter into employment agreements with PR Pharmaceuticals. Furthermore, subject to certain conditions, PRP has agreed to lend Verex funds to be used to pay accrued but unpaid salary to Dr. Dunn and Mr. Petrel

The sale of the controlling interest is subject to finalization of the terms of the sale and negotiation of definitive agreements. The letters of intent terminate on January 31, 2000, if formal agreements have not been executed.

Verex has been engaged in developmental activities since 1981, primarily related to formulating and testing drug products utilizing constant release rate drug delivery systems, including AZT, verapamil and diltiazene.

PR Pharmaceuticals is a pharmaceutical company focused on developing, manufacturing, and commercializing innovative controlled release technologies for a broad range of applications. PR Pharmaceuticals is close to obtaining FDA approval for its first controlled release product, which will be manufactured in its newly-constructed, state-of-the-art commercial production facility.

This press release includes statements with respect to a proposed change of ownership of Verex common stock in exchange for shares of PR Pharmaceuticals, the receipt of FDA approval, and other related matters that constitute forward-looking statements. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that the sale and stock exchange will occur, or that if it occurs it will occur at the exchange ratio set forth

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above. Furthermore, there can be no assurance that PRP will obtain FDA approval in a timely manner, if at all. Important risks and uncertainties could cause results to differ materially from those stated above. This release should be read in conjunction with Verex's filings with the Securities and Exchange Commission.

     For more information                For more information at PR
     at Verex, Contact:                  Pharmacouticals, Contact:

     James Petre                         Kenneth Deines
     Phone: (303) 799-4499               Phone: (970) 484-5560

     Jbpetre@verex.com                   kdeines@prpharm. com

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